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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Consolidation Capital Corporation of our report dated November 17, 1997 except as to the first paragraph of Note 2, which is as of November 25, 1997, which appears in the definitive Prospectus dated November 26, 1997, filed pursuant to Rule 424b under the Securities Act of 1933.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
December 30, 1997